UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2022

ALTENERGY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40984	86-2157013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Lexington Avenue
9th Floor
New York, NY 10022
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (203) 299-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	AEAEU	The Nasdaq Global Market
Class A common stock, par value $0.0001 per share	AEAE	The Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	AEAEW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Audrey Zibelman as Director

On April 1, 2022, Audrey Zibelman submitted to the Company’s Board of Directors (the “Board”) notice of her resignation from her position as a director of the Board, with such resignation to be effective immediately. Her resignation as a director did not result from any disagreement with the Board on any matter related to the operations, policies, or practices of the Company.

Election of Kimberly Heimert

On April 4, 2022, the Board elected Kimberly Heimert as a director of the Company, effective immediately, to serve in such capacity until a successor has been elected and qualified, or until her resignation or removal. Ms. Heimert will serve as a member of the Company’s Compensation Committee and Nominations and Corporate Governance Committee.

Ms. Heimert, age 52, has a twenty-seven year track record in both the private and public sectors, of guiding highly-regulated domestic and international organizations. She has served as the Senior Advisor to the CEO and Senior Partner of Africa50 Infrastructure Acceleration Fund since October 2021. Prior to that, she served as General Counsel, Board Counsel and Corporate Secretary of Africa50 from March 2018 to October 2021. From April 2014 to January 2017, she was Vice President and General Counsel at OPIC (Overseas Private Investment Corporation). Ms. Heimert has also worked for the law firms of Shearman & Sterling, Chadbourne & Parke, and White & Case. Ms. Heimert obtained her bachelor’s degree in International Studies and Communications, summa cum laude with Highest Honors from the American University in 1991 and her law degree, cum laude, from Harvard Law School in 1994.

There are no family relationships between Ms. Heimert and any director or executive officer of the Company. To the best knowledge of the Company, there is no understanding or arrangement between Ms. Heimert and any other person pursuant to which Ms. Heimert was elected as a director of the Company. To the best knowledge of the Company, neither Ms. Heimert nor any of her immediate family members is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTENERGY ACQUISITION CORP

By:	/s/ Russell Stidolph
Name: Russell Stidolph
Title: Chief Executive Officer

Dated: April 6, 2022